UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Cerberus Financing

OncBioMune Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Cerberus SPA”) with Cerberus Finance Group Ltd. (“Cerberus”), dated January 18, 2019 and effective on January 29, 2019 upon execution by Cerberus, pursuant to which Cerberus agreed to purchase a convertible redeemable note (the “Cerberus Note”) in the aggregate principal amount of $88,125. The Cerberus Note contains an original issue discount (“OID”) of $7,500 such that the purchase price of the Cerberus Note shall be $80,625.

On January 29, 2019, the Company issued the Cerberus Note, dated January 18, 2019. The Cerberus Note has an interest rate of 5% per annum and matures on January 18, 2020. During the first six months the Cerberus Note is in effect, Cerberus may convert all or a portion of the outstanding principal of the Cerberus Note into shares of the Company’s Common Stock at a fixed conversion price of $0.02 per share. Starting on the six month anniversary, the conversion price shall be equal to 60% of the lowest trading price of the Common Stock during the 20 prior trading days (including the day upon which a notice of conversion is received). Cerberus may not convert the Cerberus Note to the extent that such conversion would result in beneficial ownership by Cerberus and its affiliates of more than 9.9% of the Company’s issued and outstanding Common Stock.

If the Company prepays the Cerberus Note within 150 days of its issuance, the Company must pay the principal at a cash redemption premium of 115%, in addition to accrued interest; if such prepayment is made from the151st day to the 180th day after issuance, then such redemption premium is 120%, in addition to accrued interest. After the 180th day following the issuance of the Cerberus Note, there shall be no further right of prepayment.

The closing occurred on January 29, 2018, and the Company received a net amount of $75,000 after the payment of Cerberus’s legal fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Cerberus Note as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02	Unregistered Sales of Equity Securities

Information concerning the Company’s issuance of the Cerberus Note and shares issuable upon conversion of the Cerberus Note as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The Cerberus Note and the shares issuable upon the conversion of the Cerberus Note are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the holders’ execution of the Purchase Agreements, the holder represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by it are being acquired solely for their its own account and for investment purposes and not with a view to the public sale or distribution.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Redeemable Note, dated as of January 18, 2019
10.1	Securities Purchase Agreement, dated as of January 18, 2019, by and between OncBioMune Pharmaceuticals, Inc. and Cerberus Finance Group Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: February 4, 2019	By:	/s/ Andrew A. Kucharchuk
	Name:	Andrew A. Kucharchuk,
	Title:	President and Chief Financial Officer